UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On October 19, 2005, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

            (c)         Exhibits

             99.1     Press Release of Rainier Pacific Financial Group, Inc. dated October 19, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: October 19, 2005                               /s/John A. Hall
                                                                    John A. Hall
                                                                    President and Chief Executive Officer
                                                                    (Principal Executive Officer)

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EXHIBIT 99.1

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                                                                                                                                    For more information, contact:
                                                                                                                                    John Hall: (253) 926-4007
                                                                                                                                    jhall@rainierpac.com
**For Immediate Release**                                                                                                    or
                                                                                                                                    Vic Toy: (253) 926-4038
                                                                                                                                    vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc. Reports Third Quarter Earnings

Tacoma, Washington - October 19, 2005 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) today announced earnings for its third fiscal quarter ended September 30, 2005. Net income was $613,000, or $0.10 per diluted share, compared to net income of $604,000, or $0.08 per diluted share, for the same period in 2004. For the nine months ended September 30, 2005, the Company's net income was $2.0 million, or $0.32 per diluted share, compared to net income of $2.3 million, or $0.31 per diluted share, for the same period in 2004. At September 30, 2005, the Company's total assets were $789.6 million, up 5.0% from $751.8 million at December 31, 2004.

The Company's revenue (net interest income before provisions for loan losses plus non-interest income) for the quarter ended September 30, 2005 was $7.8 million, compared to $8.9 million for the same period a year ago. Net interest income before the provision for loan losses for the quarter ended September 30, 2005 was $6.0 million, compared to $7.1 million for the quarter ended September 30, 2004. The net interest margin continued to contract primarily as a result of the effects of a flattening yield curve and higher short-term market rates increasing the cost of deposits and borrowed funds. The Company's net interest margin was 3.22% for the quarter ended September 30, 2005, compared to 3.33% for the quarter ended June 30, 2005, and 3.99% for the same quarter in fiscal 2004. For the quarter ended September 30, 2005, the yield on loans was 6.67%, compared to 6.63% for the quarter ended June 30, 2005 and 6.63% for the quarter ended September 30, 2004. The average cost of deposits and borrowed funds were 2.24% and 3.81%, respectively, for the quarter ended September 30, 2005, compared to 1.92% and 3.62%, respectively, for the quarter ended June 30, 2005, and 1.31% and 2.83%, respectively, for the quarter ended September 30, 2004. The increase in funding costs was primarily attributable to higher costs associated with borrowed funds and growth in customers' certificates of deposit balances.

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Non-interest income was $1.8 million for the third quarter ended September 30, 2005, unchanged from the same quarter in 2004. The Company's non-interest expenses were $6.7 million for the quarter ended September 30, 2005, or 9.5% less than the $7.4 million of non-interest expenses during the same quarter in 2004.

Total shareholders' equity at September 30, 2005 was $85.5 million, compared to $98.8 million at December 31, 2004. The $13.3 million reduction in shareholder's equity was primarily the result of the Company's purchase and retirement of 882,471 shares of its outstanding common stock during the first nine months of fiscal 2005, at an aggregate cost of $15.2 million. During the third quarter ended September 30, 2005, the Company purchased 203,977 of those shares at an average price per share of $16.77 for an aggregate cost of $3.4 million. At September 30, 2005, the Company had the authority to purchase an additional 125,239 shares of common stock under its currently approved stock repurchase program.

At September 30, 2005, the Company's book value per share was $13.70 per share based upon 6,240,159 outstanding shares. The number of outstanding shares includes 260,640 restricted shares granted under the Company's 2004 Management Recognition Plan that have not yet vested and excludes 543,030 shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan that have not yet been allocated to the Plan's participants.

Total loans increased to $540.7 million at September 30, 2005, compared to $516.0 million and $502.7 million at June 30, 2005 and December 31, 2004, respectively. For the nine months ended September, 30, 2005, total loans have grown 7.6%, despite $33.1 million in single-family loan sales and $35.1 million in commercial and multi-family real estate loan prepayments. At September 30, 2005, the loan portfolio consisted of 30.1% commercial real estate loans, 26.6% multi-family real estate loans, 15.6% one- to four-family real estate loans, 13.5% consumer loans, 7.3% real estate construction and land loans, 5.6% home equity loans, and 1.3% commercial/business loans.

Total loan originations during the quarter ended September 30, 2005 were $77.5 million, compared to $56.7 million for the same period last year. Loan originations for the nine months ended September 30, 2005 were $178.0 million, compared to $181.1 million for the same period in 2004.

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The Company sold $13.5 million of single-family loans during the third quarter of 2005, compared to $10.7 million during the same period in 2004. During the nine months ended September 30, 2005, the Company sold $33.1 million of single-family loans, compared to $25.9 million during the same period in 2004. The portfolio of loans serviced for others was $109.5 million at September 30, 2005, compared to $99.4 million at December 31, 2004.

The credit quality of the Company's loan portfolio remained good, with net charge-offs of $219,000 for the quarter ended September 30, 2005, compared to $378,000 for the quarter ended June 30, 2005 and $344,000 for the quarter ended September 30, 2004. Loans more than 30 days delinquent as a percentage of total loans were 0.27% at September 30, 2005, compared to 0.25% at June 30, 2005 and 0.40% at December 31, 2004. Non-performing loans (non-accrual loans and loans 90 days or more past due) were $176,000, or 0.03% of total loans at September 30, 2005, compared to $156,000, or 0.03% of total loans at June 30, 2005, and $303,000, or 0.06% of total loans at December 31, 2004. Non-performing assets were $192,000, or 0.02% of total assets at September 30, 2005, compared to $207,000, or 0.03% of total assets at June 30, 2005, and $357,000, or 0.05% of total assets at December 31, 2004. The allowance for loan losses totaled $8.7 million at September 30, 2005, representing an allowance to total loans ratio of 1.61%, slightly lower than the $8.8 million and $9.0 million allowance at June 30, 2005 and December 31, 2004, respectively.

The credit quality of the Company's loan portfolio as demonstrated by the relatively low delinquency ratio and charge-offs, allowed the Company to maintain its provision for loan losses for the quarter ended September 30, 2005 at $150,000, unchanged compared to the quarter ended June 30, 2005, and $450,000 less than the provision for the same period one year ago.

The Company's investment securities portfolio at September 30, 2005, excluding Federal Home Loan Bank stock, was $189.8 million, or 3.7% less than the $197.0 million portfolio at June 30, 2005, and also slightly lower than the $191.0 million portfolio at December 31, 2004. The decrease in the investment securities portfolio during the quarter ended September 30, 2005 was primarily attributed to repayments of mortgage-backed securities that have been utilized to fund new loan originations.

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Total deposits increased $21.3 million, or 5.7%, to $395.1 million during the quarter, compared to $373.8 million at June 30, 2005 and were 14.6% higher than total deposits of $344.9 million at December 31, 2004. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) totaled $181.0 million, or 45.8% of total deposits at September 30, 2005. The average cost of deposits was 2.24% and 1.92% for the quarters ended September 30, 2005 and June 30, 2005, respectively. Increased competition and higher pricing on certificates of deposit were the primary factors leading to the increased cost of deposits. Borrowed funds were $300.7 million at September 30, 2005, up slightly from $299.6 million at June 30, 2005 and $295.7 million at December 31, 2004. The average cost of borrowed funds was 3.81% and 3.62% for the quarters ended September 30, 2005 and June 30, 2005, respectively. The cost of borrowed funds increased primarily as a result of higher short-term rates.

"During the third quarter, we successfully expanded the convenience we offer to our customers by opening our 13th branch in the North end of Tacoma, and by extending our Saturday banking hours from 9:00 a.m. to 3:00 p.m. We also generated solid deposit and loan growth during the third quarter, and will continue to focus on growing our residential construction, as well as our commercial and multi-family real estate loan portfolios in the fourth quarter. We believe the credit quality of our loan portfolio will remain well under control as the local economy continues to improve. However, we anticipate continued pressure on our net interest margin as long as short-term interest rates continue to rise and the yield curve remains flat," said John Hall, President/CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank, a Tacoma-based state chartered savings bank operating 13 full service branch offices in the Tacoma-Pierce County and Federal Way areas of Western Washington.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or

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 implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statement of Condition (Dollars in Thousands)

	At September 30,	At June 30,	At December 31,
	2005	2005	2004
ASSETS	(unaudited)	(unaudited)	(audited)
ASSETS:
Cash and cash equivalents	$ 9,063	$ 7,499	$ 8,927
Interest-bearing deposits with banks	498	416	1,271
Securities available-for-sale	105,704	109,682	97,436
Securities held-to-maturity (fair value of $82,721 at September 30, 2005, $86,624 at June 30, 2005, and $92,779 at December 31, 2004)	84,097	87,285	93,540
Federal Home Loan Bank ("FHLB") stock, at cost	13,712	13,712	13,374

Loans	540,746	515,995	502,719
Less: allowance for loan losses	(8,729)	(8,799)	(8,981)
Loans, net	532,017	507,196	493,738

Premises and equipment, net	35,125	34,654	34,684
Accrued interest receivable	3,342	3,412	3,354
Other assets	6,015	5,562	5,452

TOTAL ASSETS	$ 789,573	$ 769,418	$ 751,776

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 30,990	$ 28,028	$ 29,654
Interest-bearing	364,077	345,777	315,262
Total Deposits	395,067	373,805	344,916

Borrowed funds	300,726	299,559	295,722
Corporate drafts payable	3,170	3,433	3,839
Accrued compensation and benefits	2,183	1,972	1,828
Other liabilities	2,956	2,176	6,665

TOTAL LIABILITIES	704,102	680,945	652,970

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,783,189 shares issued and 5,997,076 shares outstanding at September 30, 2005; 6,988,766 shares issued and 6,167,797 shares outstanding at June 30, 2005; and 7,672,260 shares issued and 6,779,634 shares outstanding at December 31, 2004	50,450	53,532	64,672
Unearned Employee Stock Ownership Plan ("ESOP") shares	(5,430)	(5,600)	(5,940)
Accumulated other comprehensive loss, net of tax	(1,086)	(802)	(725)
Retained earnings	41,537	41,343	40,799

TOTAL SHAREHOLDERS' EQUITY	85,471	88,473	98,806

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 789,573	$ 769,418	$ 751,776

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statement of Income (Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
INTEREST INCOME
Loans	$ 8,953	$ 8,030	$ 25,490	$ 23,893
Securities available-for-sale	1,162	1,078	3,307	3,027
Securities held-to-maturity	780	901	2,434	2,888
Interest-bearing deposits	20	3	29	5
FHLB stock dividends	-	116	54	354
Total interest income	10,915	10,128	31,314	30,167
INTEREST EXPENSE
Deposits	2,015	1,029	4,871	2,824
Borrowed funds	2,925	2,040	8,118	5,614
Total interest expense	4,940	3,069	12,989	8,438
Net interest income	5,975	7,059	18,325	21,729
PROVISION FOR LOAN LOSSES	150	600	600	2,100
Net interest income after provision for loan loss	5,825	6,459	17,725	19,629
NON-INTEREST INCOME
Deposit service fees	976	1,115	2,821	3,159
Loan service fees	267	242	723	598
Insurance service fees	139	146	439	440
Investment service fees	128	176	384	331
Gain (loss) on sale of securities, net	-	(1)	(2)	178
Gain on sale of loans, net	122	74	438	356
Gain (loss) on sale of premises and equipment, net	(2)	36	284	118
Other operating income	204	47	408	139
Total non-interest income	1,834	1,835	5,495	5,319
NON-INTEREST EXPENSE
Compensation and benefits	3,575	3,656	10,746	10,544
Office operations	1,368	1,215	4,120	3,713
Occupancy, net	567	383	1,527	1,156
Loan servicing	127	136	363	329
Outside and professional services	316	580	1,021	2,337
Marketing	254	273	817	996
Other operating expenses	520	1,136	1,575	2,396
Total non-interest expense	6,727	7,379	20,169	21,471

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	932	915	3,051	3,477

PROVISION FOR FEDERAL INCOME TAX	319	311	1,038	1,147

NET INCOME	$ 613	$ 604	$ 2,013	$ 2,330

EARNINGS PER COMMON SHARE
Basic	$ 0.10	$ 0.08	$ 0.32	$ 0.31
Diluted	$ 0.10	$ 0.08	$ 0.32	$ 0.31
Weighted average shares outstanding - Basic	6,101,912(1)	7,315,751(2)	6,230,303(1)	7,603,539(2)
Weighted average shares outstanding - Diluted	6,130,394(1)	7,383,959(2)	6,265,814(1)	7,618,831(2)

(1) Weighted average shares outstanding (both Basic and Diluted) include 83,217 shares of the 326,300 restricted shares granted and issued under the 2004
     Management Recognition Plan ("MRP").

(2) Weighted average shares outstanding (both Basic and Diluted) include 18,042 shares of the 334,800 restricted shares granted and issued under the MRP.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Loan growth	4.80%	2.13%	7.56%	9.39%
Deposit growth (decline)	5.69%	(0.59%)	14.54%	8.72%
Equity growth (decline)	(3.39%)	(3.71%)	(13.50%)	(8.31%)
Asset growth (decline)	2.62%	(1.67%)	5.03%	9.14%

Net interest margin	3.22%	3.99%	3.37%	4.19%
Increase (decrease) in non-interest income	(0.05%)	2.33%	3.31%	(7.48%)
Increase (decrease) in non-interest expense	(8.84%)	3.76%	(6.06%)	11.42%
Net charge-offs to average loans	0.16%	0.28%	0.22%	0.40%
Efficiency ratio	86.14%	82.90%	84.67%	79.30%
Return on assets (ROA)	0.31%	0.32%	0.35%	0.43%
Return on equity (ROE)	2.81%	2.25%	2.99%	2.78%

Yield on loans	6.67%	6.63%	6.62%	6.81%
Yield on investments	4.00%	3.78%	3.93%	3.74%
Yield on FHLB stock	0.00%	3.50%	0.53%	3.79%

Cost of deposits	2.24%	1.31%	1.94%	1.22%
Cost of borrowed funds	3.81%	2.83%	3.60%	2.77%

Yield on interest-earning assets	5.85%	5.72%	5.77%	5.82%
Cost of interest-bearing liabilities	2.96%	2.04%	2.73%	1.95%
Net interest spread	2.89%	3.68%	3.04%	3.87%

Loans originated	$ 77,547	$ 56,698	$ 178,043	$ 181,119
Loans sold	$ 13,483	$ 10,747	$ 33,065	$ 25,938
Loans charged-off, net	$ 219	$ 344	$ 852	$ 1,399

Shares outstanding at end of period	6,240,159 (1)	7,491,400 (2)	6,240,159 (1)	7,491,400 (2)
Book value per share	13.70	$ 14.02	13.70	$ 14.02

Net interest margin-quarter ended 09/30/2005	3.22%
Net interest margin-quarter ended 06/30/2005	3.33%
Net interest margin-quarter ended 03/31/2005	3.59%
Net interest margin-quarter ended 12/31/2004	3.72%
Net interest margin-quarter ended 09/30/2004	3.99%

(1)    Shares outstanding at the end of the period shown represent all 6,783,189 shares issued (including a total of 260,640 unvested restricted shares granted under the
        MRP), less 543,030 unallocated shares under the ESOP.

(2)    Shares outstanding at the end of the periods shown include 334,800 of restricted shares granted under the MRP. As of September 30, 2004, none of these shares have been vested.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands, except per share data)

	As of September 30,	As of June 30,	As of December 31,
	2005	2005	2004

Loans/Deposits	136.87%	138.04%	145.75%
Equity/Assets	10.82%	11.50%	13.14%
Non-performing assets:
Loans 90 days or more past due	$ 176	$ 156	$ 303
Repossessed assets	16	51	54
Other real estate owned	-	-	-
Total non-performing assets	$ 192	$ 207	$ 357

Loans greater than 30 days delinquent	$ 1,438	$ 1,267	$ 2,022
Loans greater than 30 days delinquent as a percentage of loans	0.27%	0.25%	0.40%

Non-performing loans as a percentage of loans	0.03%	0.03%	0.06%
Non-performing assets as a percentage of assets	0.02%	0.03%	0.05%

Allowance for loan loss as a percentage of non-performing loans	4,959.66%	5,640.38%	2,964.03%
Allowance for loan loss as a percentage of non-performing assets	4,546.35%	4,250.72%	2,515.69%
Allowance for loan loss as a percentage of total loans	1.61%	1.71%	1.79%

Loan portfolio composition:
Real estate:
One- to four-family residential	$ 84,461	$ 88,867	$ 97,455
Home equity	30,518	30,373	28,775
Five or more family residential	144,036	127,439	126,199
Commercial	162,896	152,857	144,717
Total real estate	421,911	399,536	397,146

Real estate construction:
One- to four-family residential	39,700	34,290	16,183
Five or more family residential	-	-	-
Commercial	-	-	-
Total real estate construction	39,700	34,290	16,183

Consumer:
Automobile	41,715	45,057	52,567
Credit cards	21,519	21,357	22,447
Other	9,783	10,122	11,802
Total consumer	73,017	76,536	86,816

Commercial/Business	6,991	6,148	2,828
Subtotal	541,619	516,510	502,973

Less: Deferred loan (fees) costs, net	(873)	(515)	(254)
Less: Allowance for loan losses	(8,729)	(8,799)	(8,981)
Total loans, net	$ 532,017	$ 507,196	$ 493,738

Sold loans, serviced for others	$ 109,538	$ 103,928	$ 99,416

Core deposits (all deposits, excluding CDs)	$ 180,970	$ 182,470	$ 196,509
Non-core deposits (CDs)	214,097	191,335	148,407
Total deposits	$ 395,067	$ 373,805	$ 344,916

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